UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 10, 2011

COURIER CORPORATION
(Exact name of registrant as specified in its charter)

Massachusetts
(State or other jurisdiction of incorporation)

Commission File Number: 0-7597

IRS Employer Identification Number: 04-2502514
15 Wellman Avenue, North Chelmsford, MA	01863
(Address of principal executive offices)	(Zip Code)

(978) 251-6000
(Registrant’s telephone number, including area code)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On November 15, 2011, Courier Corporation (the “Corporation”) issued a press release announcing its financial results for the fourth quarter and year ended September 24, 2011. The full text of the press release is furnished as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On November 10, 2011, Mr. Robert P. Story, Jr., Executive Vice President and Chief Operating Officer of the Corporation as well as a Director of the Corporation, notified the Corporation that he would be retiring and resigning from the Board of Directors effective December 31, 2011.  Mr. Story has no disagreements with the Corporation on any matter relating to the Corporation’s operations, policies or practices.  In connection with his retirement, the Corporation entered into an agreement with Mr. Story on November 14, 2011 pursuant to which the Corporation will continue to pay his base salary and provide medical coverage for a period of two years following his retirement date.  The Corporation will contribute towards his medical coverage, if Mr. Story is not eligible to participate in another group health plan, until June 2016.  The aggregate amount of the payments to Mr. Story is expected to be approximately $950,000.  In consideration for such agreements, Mr. Story agreed to a two-year restriction on competition and solicitation of the Corporation’s customers, employees and suppliers, a confidentiality and nondisparagement agreement and a release of claims and agreed to provide ongoing consulting services to the Corporation for a period of five years.  By statute, Mr. Story has the right to revoke the agreement for a seven-day period.  The agreement is attached to this Current Report as Exhibit 10.1 hereto and is hereby incorporated herein by reference.

As previously reported on the Corporation’s Current Report on Form 8-K dated October 20, 2011, Mr. Eric J. Zimmerman, Vice President, Publishing, will be leaving the Corporation’s employment effective November 15, 2011.  In connection with his departure, the Corporation entered into an agreement dated November 15, 2011 with Mr. Zimmerman pursuant to which the Corporation will continue to pay his base salary for a period of nine months.  If Mr. Zimmerman remains unemployed after the initial nine month period, the Corporation will continue to pay his base salary for a period of an additional three months, and will pay 50% of his base salary regardless of whether Mr. Zimmerman is employed during that three month period.  The maximum potential amount of the payments to Mr. Zimmerman under the agreement is approximately $220,000.  In consideration for such agreements, Mr. Zimmerman provided a general release and agreed to confidentiality, nondisparagement and nonsolicitation covenants.  The agreement is attached to this Current Report as Exhibit 10.2 hereto and is hereby incorporated herein by reference.

Item 8.01 Other Events.

On November 15, 2011, Courier Corporation announced that its Board of Directors declared a quarterly cash dividend of $0.21 per share on its Common Stock. The full text of the press release is furnished as Exhibit 99.2 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Agreement by and between Courier Corporation and Mr. Robert P. Story, Jr. dated November 14, 2011.

10.2	Agreement by and between Courier Corporation and Mr. Eric J. Zimmerman dated November 15, 2011.

99.1	Press release of Courier Corporation dated November 15, 2011 announcing financial results for the fourth quarter and year ended September 24, 2011.

99.2	Press release of Courier Corporation dated November 15, 2011 announcing declaration of cash dividend.

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 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COURIER CORPORATION

	By:	/s/ Peter M. Folger
Peter M. Folger
Senior Vice President and
Chief Financial Officer
Date: November 15, 2011

Exhibit Index

10.1	Agreement by and between Courier Corporation and Mr. Robert P. Story, Jr. dated November 14, 2011.

10.2	Agreement by and between Courier Corporation and Mr. Eric J. Zimmerman dated November 15, 2011.

99.1	Press release of Courier Corporation dated November 15, 2011 announcing financial results for the fourth quarter and year ended September 24, 2011.

99.2	Press release of Courier Corporation dated November 15, 2011 announcing declaration of cash dividend.

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